UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                           May 21, 2001

                Commission File Number: 000-27897


               -----------------------------------

                         IP FACTORY, INC.
      (Exact name of registrant as specified in its charter)


Delaware, U.S.A.                                       95-4737507
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification No.)


                       99 Washington Street
                 South Norwalk, Connecticut 06854
             (Address of principal executive offices)

                          (203) 226-1320
         (Issuer's telephone number, including area code)


                         IP FACTORY, INC.
               29160 Heathercliff Road, Suite 102,
                     Malibu, California 90265
       (Former name, former address and former fiscal year,
                  if changed since last report)

Item 1.  Changes in Control of Registrant

(a) Effective on May 21, 2001, The Registrant, IP Factory, Inc., a corporation organized under the laws of the state of Delaware ("IP Factory") and HitTheBeach.com, Inc., a Delaware corporation ("HitTheBeach") reached an agreement whereby the Registrant acquired 100% of the outstanding securities of HitTheBeach. The effective date of IP Factory's plan was May 21, 2001, and the combination of these entities was treated as a purchase for accounting purposes, with HitTheBeach becoming a wholly-owned subsidiary of the Registrant on closing.

The source of the consideration used by the HitTheBeach
Stockholders to acquire their interest in the Registrant was the exchange of 100% of the outstanding securities of HitTheBeach.

The principal terms of the acquisition plan were:

1.  The Registrant acquired HitTheBeach.com, Inc. in exchange for
20,066,109 shares of newly issued restricted common stock. At the closing, there were 24,142,109 post-acquisition outstanding shares of common stock of the reorganized IP Factory.

2. The resignation of the directors and executive officers of the Registrant upon closing and filing of this notice, and the appointment of Alan Gaines as Chairman of the Board of Directors and President.

Prior to completion of the acquisition, there were 4,076,000 outstanding shares of the Registrant's common stock. Following the completion of the acquisition, there were 24,142,109 outstanding shares of the Registrant's common stock.

(b) (i) To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock following the closing of the acquisition, and the share holdings of the new members of management:

Name                   Position Held        Shares Owned      %

Alan Gaines           President/Director    12,992,518      53.82

Richard Karp           Stockholder           1,968,750       8.16

Ronald Dubin           Stockholder           1,760,238       7.29









Item 2.  Acquisition or Disposition of Assets

(a) See Item 1.

The consideration exchanged under the acquisition was negotiated at "arms length," and the directors and executive officers of the Registrant used criteria used in similar uncompleted proposals involving the Registrant in the past, including the relative value of the assets of the Registrant in comparison to those of HitTheBeach; HitTheBeach's present and past business operations; the future potential of HitTheBeach; its management; and the potential benefit to the stockholders of the Registrant. The directors determined that the consideration for the exchange was reasonable, under these circumstances.

No director, executive officer or five percent or more stockholder of the Registrant had any direct or indirect interest in HitTheBeach or the HitTheBeach stockholders prior to the completion of the acquisition.

(b) The Registrant is a successor to and intends to continue the business operations conducted and intended to be conducted by HitTheBeach.

Currently, the only member of management for the Registrant is Mr. Alan Gains who is the President, CEO, and Chairman of the Board of Directors of the Registrant.


Item 6.  Resignation of Registrant's Directors.

Pursuant to the Registrant's Bylaws, the pre-acquisition directors and executive officers of the Registrant resigned and Mr. Alan Gains and Mr. Stephen Barrenechea are taking over as the new directors of the Registrant effective on filing of this notice until new directors are appointed pursuant to the reorganization process.


Item 7.  Financial Statements and Exhibits.

(a) Attached audited financial statements for HitTheBeach, years ending December 31, 2000 and 1999 are provided.

(b) Attached Pro Forma financial information for HitTheBeach.com and IP Factory, Inc. For the year ended December 31, 2000 are provided. If these companies would have merged prior to December 31, 1999, this would have been their financial statement after conducting one year of business as parent and subsidiary.





                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 06, 2002

                              IP Factory, INC.


                              /s/ Alan Gaines
                              Alan Gaines
                              President & Director
































                     KAUFMAN, ROSSIN & CO.
                  CERTIFIED PUBLIC ACCOUNTANTS
                     2699 S. Bayshore Drive
                      Miami, Florida 39133

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Hitthebeach.com, Inc.

We have audited the accompanying balance sheet of Hitthebeach.com, Inc., as of December 31, 2000 and the related statements of operations, changes in stockholders' equity
(deficiency in assets) and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based in our audits.

We conducted our audits in accordance with the auditing standard generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hitthebeach.com, Inc. as of December 31, 2000, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                                      /s/ Kaplan, Rossin & Co.

Miami, Florida
June 15, 2001










                     HITTHEBEACH.COM, INC.
                         BALANCE SHEET
                       DECEMBER 31, 2000

ASSETS
------
 CURRENT ASSETS
   Cash                                            $     552
   Due from Stockholder (Note 2)                      11,000
                                                   ----------
      TOTAL CURRENT ASSETS                            11,552

 PROPERTY, AND EQUIPMENT (Note 4)                    157,552
                                                   ----------
      TOTAL ASSETS                                   169,104
                                                   ==========


LIABILITIES AND DEFICIENCY IN ASSETS
------------------------------------
 CURRENT LIABILITIES
   Accounts payable and accrued expenses           $  82,771

 NOTE PAYABLE TO STOCKHOLDER (Notes 3 & 5)           621,860

 COMMITMENTS (Note 7)                                      -

 DEFICIENCY IN ASSETS                               (535,527)
                                                   ----------
      TOTAL LIABILITIES AND DEFICIENCY IN ASSETS   $ 169,104
                                                   ==========




                    SEE ACCOMPANYING NOTES





                     HITTHEBEACH.COM, INC.
                    STATEMENTS OF OPERATIONS
             YEARS ENDED DECEMBER 31, 2000 AND 1999

                                       2000                1999
                                     ---------          ---------
REVENUES                             $  17,755          $  26,511

EXPENSES
   Consulting                           96,000             87,504
   Contracted Labor                    248,761            496,896
   Promotions                           80,391            111,008
   Other general and administrative    385,662            263,928
                                     ---------          ---------
      Total Expenses                   810,814            959,336
                                     ---------          ---------
NET LOSS                             $ 793,059          $ 932,825
                                     =========          =========






                    SEE ACCOMPANYING NOTES.

                                         HITTHEBEACH.COM, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)
                                 YEARS ENDED DECEMBER 31, 2000 AND 1999


                             Number           Common           Additional           Prepaid        Accumulated
                            Of Shares*         Stock*       Pre-Paid Capital          Rent           Deficit         Total
                           -----------      ----------     -----------------      -----------     -------------    ---------

Balance at January 1,
   1999                    $   562,500      $    5,565        $   141,505         $         -     $   (140,514)    $   6,616
Contributed Capital                  -               -             53,000                   -                -        53,000
Issuance of Common Stock
   For Cash                    357,375           3,574            653,996                   -                -       657,570
Private placement offering
   Costs                             -               -            (11,911)                  -                -       (11,911)
Issuance of Common Stock
   For services and
   prepaid Rent              4,716,000          47,160            297,187             (51,060)               -       293,287
Net Loss                             -               -                  -                   -         (932,825)     (932,825)
                          ------------      ----------     -----------------      ------------    -------------    ----------

Balance at December 31,
   1999                      5,635,875          56,359          1,133,777             (51,060)      (1,073,339)       65,737
Issuance of Common Stock
   For Cash                     27,174             272             49,728                   -                -        50,000
Issuance of Common Stock
   For Services                 56,250             562            102,938                   -                -       103,500
Amortization of Prepaid Rent         -               -                  -              38,295                -        38,295
Net Loss                             -               -                  -                   -         (793,059)     (793,059)
                          ------------      ----------      -----------------     ------------    -------------    ----------
Balance at December 31,
   2000                      5,719,299      $   57,193        $ 1,286,443         $   (12,765)     $(1,866,398)    $(535,527)
                          ============      ==========      =================     ============    =============    ==========



* Common Stock, $.01 par value; 10,000,000 shares authorized
  Preferred stock, $.01 par value; 2,000,000 shares authorized, 0 issued and outstanding.

  All stock information has been adjusted to give effect for a 750 to 1 stock split in December 1999.

                                        See accompanying notes.


                             HITTHEBEACH.COM, INC.
                           STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 2000 AND 1999

                                              2000                  1999
                                           -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                $ (793,059)           $ (932,825)
                                           -----------           -----------
   Adjustments to reconcile net loss
    To net cash used in operating
    Activities:
        Depreciation                           26,985                10,329
        Stock issued for professional
          Services and rent                   141,795               293,287
        Changes in liabilities:
          Accounts payable and accrued
           Expenses                            43,016                39,756
                                           -----------           -----------
             Total adjustments                211,796               343,372
                                           -----------           -----------
               Net Cash used in operating
                 Activities                  (581,263)             (589,453)
                                           -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Advances to Stockholder                    (11,000)                    -
   Capital expenditures                       (11,939)             (175,642)
                                           -----------           -----------
     Net cash used in investing activities    (22,393)             (175,642)
                                           -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Decrease in cash overdraft                       -                  (670)
   Borrowing on note payable to stockholder   529,000                92,860
   Net proceeds from issuance of common stock  50,000               698,659
                                           -----------           -----------
     Net cash provided by financing
        activities                            579,000               790,849
                                           -----------           -----------
NET INCREASE (DECREASE) IN CASH               (25,202)               25,754

CASH - BEGINNING                               25,754                     -
                                           -----------           -----------
CASH - ENDING                              $      552             $  25,754
                                           ===========           ===========



Supplemental Disclosures of Cash
 Flow Activities:
   Interest Paid                           $        -             $       -
                                           ===========           ===========
   Income Taxes Paid                       $        -             $       -
                                           ===========           ===========


                            See accompanying notes.


                     HITTHEBEACH.COM, INC.
                 NOTES TO FINANCIAL STATEMENTS

---------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

     Description of Business and Organization
     ----------------------------------------

Hitthebeach.com, Inc. (the "Company") was incorporated in the State of Delaware on April 23, 1999, as a subsidiary of Beach Communications Group, Inc. (Beach). On that date, the Company entered into an Agreement and Plan of Merger with Beach which provided for, among other things, that each outstanding share of common stock of Beach was converted into one share of the Company's common stock. The operations of Beach for the period from January 1, 1999 through April 23, 1999 are included in the accompanying financial statements.

In 2000 and 1999, the Company was engaged in selling advertising on its website. In addition, the Company plans to sell proprietary and other leisure and travel related products.


     Revenue Recognition
     -------------------

Advertising revenue is recognized upon performance of the related service.


     Property and Equipment
     ----------------------

Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accouts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.


     Depreciation
     ------------

Depreciation is computed using the straight-line method based in the estimated useful life of the assets which is 7 years.


     Income Taxes
     ------------

The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be received or settled.


     Use of Estimates in the Preparation of Financial Statements
     -----------------------------------------------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has recorded a deferred tax asset of approximately $512,000 at December 31, 2000, which is completely offset by a valuation allowance. Realization of the deferred tax asset is dependent on generating sufficient taxable income in the future. The amount of the deferred tax asset considered realizable could change in the near term if estimates of future taxable income are increased.

------------------------------
NOTE 2.  DUE FROM STOCKHOLDERS
------------------------------

Due from stockholder at December 31, 2000 is non-interest bearing, due on demand and expected to be repaid during the current operating cycle.

----------------------------
NOTE 3.  ECONOMIC DEPENDENCY
----------------------------

The Company's working capital has been principally obtained from funds provided by one of its stockholders. The Company is dependent upon the continued availability of funding from this stockholder or, in its absence, alternative sources of funding would be required to fund operations. The stockholder has committed to funding the Company's operation through December 31, 2001.

-------------------------------
NOTE 4.  PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consisted of the following at December 31, 2000:

Computer equipment                        $  178,119
Furniture and fixtures                         2,470
Telephone equipment                           14,277
                                          ----------
                                             194,866
Less Accumulated Depreciation                 37,314
                                          ----------
                                          $  157,552
                                          ==========

Depreciation expense for the years ended December 31, 2000 and 1999 was $26,985 and $10,329, respectively.

------------------------------------
NOTE 5.  NOTE PAYABLE TO STOCKHOLDER
------------------------------------

Note payable consisted of the following at December 31, 2000:

6% note payable to a stockholder;
 principal and interest payable
 upon maturity (January 31, 2002);
 unsecured                                $ 621,860
                                          ---------

For the years ended December 31, 2000 and 1999 interest expense on total indebtedness to stockholders amounted to $22,000 and $0.

---------------------
NOTE 6.  INCOME TAXES
---------------------

The income tax benefit consisted of the following for the years ended December 31, 2000 and 1999:






                                      2000              1999
                                    --------          --------
Current:
  Federal                          $       -          $      -
  State                                    -                 -
                                   ---------          ---------
                                           -                 -
                                   ---------          ---------
Deferred:
  Federal                           (285,000)         (206,000)
  State                              (12,000)           (9,000)
  Change in valuation allowance      297,000           215,000
                                   ----------         ---------
                                           -                 -
                                   ----------         ---------
                                   $       -          $      -
                                   ==========         =========

At December 31, 2000 the Company had a deferred tax asset of approximately $512,000, resulting from net operating losses of approximately $1,360,000. The deferred tax asset is offset entirely by a valuation allowance. The net operating losses will expire through 2020.

Deferred tax assets are reduced by a valuation allowance if, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management's valuation procedures consider projected utilization of deferred tax assets prospectively over he next several years, and continually evaluate new circumstances surrounding the future realization of such assets.

The income tax benefits differ from the amount computed by applying the federal statutory tax rate to loss before income taxes for the years ended December 31, 2000 and 1999 principally due to increases in the deferred tax asset valuation allowance.

--------------------
NOTE 7.  COMMITMENTS
--------------------

The Company is obligated under several non-cancelable operating leases expiring by 2002.

Future minimum payments under non-cancelable operating leases and agreements for the years subsequent to December 31, 2000 and 1999 are as follows:



     2001                                    $   24,515
     2002                                        23,299
                                             ----------
                                             $   47,814
                                             ==========

Rent expense for facilities and equipment for the years ended
December 31, 2000 and 1999 was $39,745 and $16,312, respectively.

--------------------------
NOTE 8.  SUBSEQUENT EVENTS
--------------------------

In May 2001, the Company entered into a corporate combination agreement ("Agreement") with IP Factory, Inc. ("IP") a non-operating public company, whereby, among other things, IP acquired all of the issued and outstanding shares of common stock of the Company for 20,066,109 shares of restricted stock of IP.

                        IP FACTORY, INC.
                    PRO FORMA BALANCE SHEET
                       DECEMBER 31, 2000
ASSETS
------
 CURRENT ASSETS
   Cash                                            $     572
   Due from Stockholder (Note 2)                      11,000
                                                   ----------
      TOTAL CURRENT ASSETS                            11,572

  PROPERTY, AND EQUIPMENT (Note 4)                    157,552
                                                   ----------
      TOTAL ASSETS                                   169,124
                                                   ==========

LIABILITIES AND DEFICIENCY IN ASSETS
------------------------------------
 CURRENT LIABILITIES
   Accounts payable and accrued expenses           $  82,771

 NOTE PAYABLE TO STOCKHOLDER (Notes 3 & 5)           621,860

 COMMITMENTS (Note 7)                                      -

 DEFICIENCY IN ASSETS                               (535,527)
                                                   ----------
      TOTAL LIABILITIES AND DEFICIENCY IN ASSETS   $ 169,104
                                                   ==========

STOCKHOLDER'S EQUITY
---------------------

 Preferred stock, $0.001 par value,
  8,000,000 shares authorized, none
  issued and outstanding                                   -
 Common stock, $0.001 par value
  100,000,000 shares authorized,
  1,019,000 issued and outstanding                     1,019
 Additional paid-in capital                           30,970
 Accumulated deficit during development stage        (31,969)
                                                   ----------
 TOTAL STOCKHOLDERS' EQUITY                               20
                                                   ==========
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 169,124
                                                   ==========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.



                        IP FACTORY, INC.
               PRO FORMA STATEMENTS OF OPERATIONS
             YEARS ENDED DECEMBER 31, 2000 AND 1999

                                       2000                1999
                                     ---------          ---------
REVENUES                             $  17,755          $  26,511

EXPENSES
   Accounting fees                       6,200                500
   Legal fees                            8,500              5,000
   Consulting fees                      96,000             88,254
   Contracted Labor                    248,761            496,896
   Promotions                           80,391            111,008
   Rent                                  8,200                  -
   Other general and administrative    388,342            264,048
                                     ---------          ---------
      Total Expenses                   836,394            965,706
                                     ---------          ---------
NET LOSS                             $ 818,639          $ 939,195
                                     =========          =========




SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.



(FORMAT CHANGE)

                                            IP FACTORY, INC.
             PRO FORMA STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)
                                 YEARS ENDED DECEMBER 31, 2000 AND 1999

                             Number           Common           Additional           Prepaid        Accumulated
                            Of Shares*         Stock*       Pre-Paid Capital          Rent           Deficit         Total
                           -----------      ----------     -----------------      -----------     -------------    ---------

Balance at January 1,
   1999                        581,500      $    5,584        $   141,505         $         -     $   (140,533)    $   6,616
Contributed Capital                  -               -             53,000                   -                -        53,000
Issuance of Common Stock
   For Cash                  1,357,375           4,574            653,996                   -                -       658,570
Private placement offering
   Costs                             -               -            (11,911)                  -                -       (11,911)
Issuance of Common Stock
   For services and
   prepaid Rent              4,716,000          47,160            297,187             (51,060)               -       293,287
Net Loss                             -               -                  -                   -         (939,195)     (939,195)
                          ------------      ----------     -----------------      ------------    -------------    ----------

Balance at December 31,
   1999                      6,654,875          57,378          1,133,777             (51,060)      (1,079,728)       60,367
Issuance of Common Stock
   For Cash                     27,174             272             49,728                   -                -        50,000
Issuance of Common Stock
   For Services                 56,250             562            102,938                   -                -       103,500
Contribution of Loan
   Payable - Stockholder             -               -             30,970                   -                -        30,970
Amortization of Prepaid Rent         -               -                  -              38,295                -        38,295
Net Loss                             -               -                  -                   -         (818,639)     (818,639)
                          ------------      ----------      -----------------     ------------    -------------    ----------
Balance at Decemeber 31,
   2000                      6,738,299      $   58,212        $ 1,317,413         $   (12,765)     $(1,898,367)    $(535,507)
                          ============      ==========      =================     ============    =============    ==========

* Common Stock, $.01 par value; 10,000,000 shares authorized
  Preferred stock, $.01 par value; 2,000,000 shares authorized, 0 issued and outstanding.

  All stock information has been adjusted to give effect for a 750 to 1 stock split in December 1999.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


(FORMAT CHANGE)

                                IP FACTORY, INC.
                       PRO FORMA STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                              2000                  1999
                                           -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                $ (818,639)           $ (939,195)
                                           -----------           -----------
   Adjustments to reconcile net loss
    To net cash used in operating
    Activities:
        Depreciation                           26,985                10,329
        Stock issued for professional
          Services and rent                   141,795               293,287
        Changes in liabilities:
          Accounts payable and accrued
           Expenses                            43,016                39,756
                                           -----------           -----------
             Total adjustments                211,796               343,372
                                           -----------           -----------
               Net Cash used in operating
                 Activities                  (606,843)             (595,823)
                                           -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Advances to Stockholder                    (11,000)                    -
   Capital expenditures                       (11,939)             (175,642)
                                           -----------           -----------
     Net cash used in investing activities    (22,393)             (175,642)
                                           -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Decrease in cash overdraft                       -                  (670)
   Loan payable - stockholder                  25,400                 5,570
   Borrowing on note payable to stockholder   529,000                92,860
   Net proceeds from issuance of common stock  50,000               699,659
                                           -----------           -----------
     Net cash provided by financing
        activities                            604,400               797,419
                                           -----------           -----------
NET INCREASE (DECREASE) IN CASH               (25,382)               25,954

CASH - BEGINNING OF PERIOD                     25,954                     -
                                           -----------           -----------
CASH - END OF PERIOD                       $      572             $  25,954
                                           ===========           ===========



Supplemental Disclosures of Cash
 Flow Activities:
   Interest Paid                           $        -             $       -
                                           ===========           ===========
   Income Taxes Paid                       $        -             $       -
                                           ===========           ===========


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                     HITTHEBEACH.COM, INC.
                 NOTES TO FINANCIAL STATEMENTS

---------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

     Description of Business and Organization
     ----------------------------------------

Hitthebeach.com, Inc. (the "Company") was incorporated in the State of Delaware on April 23, 1999, as a subsidiary of Beach Communications Group, Inc. (Beach). On that date, the Company entered into an Agreement and Plan of Merger with Beach which provided for, among other things, that each outstanding share of common stock of Beach was converted into one share of the Company's common stock. The operations of Beach for the period from January 1, 1999 through April 23, 1999 are included in the accompanying financial statements.

In 2000 and 1999, the Company was engaged in selling advertising on its website. In addition, the Company plans to sell proprietary and other leisure and travel related products.

IP Factory Inc. (a development stage company) was incorporated in Delaware on November 30, 1998 to engage in an internet-based business. At December 31, 2000, IP Factory had not yet commenced any revenue-generating operations, and activity to date relates to IP Factory's formation, proposed fund raising and business plan development.

IP Factory's ability to commence revenue-generating operations is contingent upon its ability to implement its business plan and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.


     Revenue Recognition
     -------------------

Advertising revenue is recognized upon performance of the related service.


     Property and Equipment
     ----------------------

Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.


     Depreciation
     ------------

Depreciation is computed using the straight-line method based in the estimated useful life of the assets which is 7 years.


     Income Taxes
     ------------

The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be received or settled.

There were no current or deferred income tax expense or benefits due to IP Factory not having any material operations for the year ended December 31, 2000. At December 31, 2000, IP Factory has a potential deferred tax asset of approximately $10,900, which has been fully reserved, arising from net operating loss carryforwards aggregating $32,000.


     Use of Estimates in the Preparation of Financial Statements
     -----------------------------------------------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has recorded a deferred tax asset of approximately $512,000 at December 31, 2000, which is completely offset by a valuation allowance. Realization of the deferred tax asset is dependent on generating sufficient taxable income in the future. The amount of the deferred tax asset considered realizable could change in the near term if estimates of future taxable income are increased.

     Cash and Cash Equivalents
     -------------------------

For purposes of the cash flow statements, IP Factory considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

     Loss Per Share
     --------------

Net loss per common share for the years ended December 31, 2000 and 1999, and for the period from November 20, 1998 (inception) to December 31, 2000 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128 "Earnings Per Share." There were no common stock equivalents outstanding at December 31, 2000.

------------------------------
NOTE 2.  DUE FROM STOCKHOLDERS
------------------------------

Due from stockholder at December 31, 2000 is non-interest bearing, due on demand and expected to be repaid during the current operating cycle.

----------------------------
NOTE 3.  ECONOMIC DEPENDENCY
----------------------------

The Company's working capital has been principally obtained from funds provided by one of its stockholders. The Company is dependent upon the continued availability of funding from this stockholder or, in its absence, alternative sources of funding would be required to fund operations. The stockholder has committed to funding the Company's operation through December 31, 2001.

-------------------------------
NOTE 4.  PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consisted of the following at December 31, 2000:

Computer equipment                        $  178,119
Furniture and fixtures                         2,470
Telephone equipment                           14,277
                                          ----------
                                             194,866
Less Accumulated Depreciation                 37,314
                                          ----------
                                          $  157,552
                                          ==========

Depreciation expense for the years ended December 31, 2000 and 1999 was $26,985 and $10,329, respectively.

------------------------------------
NOTE 5.  NOTE PAYABLE TO STOCKHOLDER
------------------------------------

Note payable consisted of the following at December 31, 2000:

6% note payable to a stockholder;
 principal and interest payable
 upon maturity (January 31, 2002);
 unsecured                                $ 621,860
                                          ---------

For the years ended December 31, 2000 and 1999 interest expense on total indebtedness to stockholders amounted to $22,000 and $0.

---------------------
NOTE 6.  INCOME TAXES
---------------------

The income tax benefit consisted of the following for the years ended December 31, 2000 and 1999:


                                      2000              1999
                                    --------          --------
Current:
  Federal                          $       -          $      -
  State                                    -                 -
                                   ---------          ---------
                                           -                 -
                                   ---------          ---------
Deferred:
  Federal                           (285,000)         (206,000)
  State                              (12,000)           (9,000)
  Change in valuation allowance      297,000           215,000
                                   ----------         ---------
                                           -                 -
                                   ----------         ---------
                                   $       -          $      -
                                   ==========         =========

At December 31, 2000 the Company had a deferred tax asset of approximately $512,000, resulting from net operating losses of approximately $1,360,000. The deferred tax asset is offset entirely by a valuation allowance. The net operating losses will expire through 2020.

Deferred tax assets are reduced by a valuation allowance if, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management's valuation procedures consider projected utilization of deferred tax assets prospectively over he next several years, and continually evaluate new circumstances surrounding the future realization of such assets.

The income tax benefits differ from the amount computed by applying the federal statutory tax rate to loss before income taxes for the years ended December 31, 2000 and 1999 principally due to increases in the deferred tax asset valuation allowance.

--------------------
NOTE 7.  COMMITMENTS
--------------------

The Company is obligated under several non-cancelable operating leases expiring by 2002.

Future minimum payments under non-cancelable operating leases and agreements for the years subsequent to December 31, 2000 and 1999 are as follows:



     2001                                    $   24,515
     2002                                        23,299
                                             ----------
                                             $   47,814
                                             ==========

Rent expense for facilities and equipment for the years ended
December 31, 2000 and 1999 was $39,745 and $16,312, respectively.

--------------------------
NOTE 8.  SUBSEQUENT EVENTS
--------------------------

In May 2001, the Company entered into a corporate combination agreement ("Agreement") with IP Factory, Inc. ("IP") a non-operating public company, whereby, among other things, IP acquired all of the issued and outstanding shares of common stock of the Company for 20,066,109 shares of restricted stock of IP.

------------------------------------------
NOTE 9.  STOCKHOLDERS' EQUITY (IP FACTORY)
------------------------------------------

IP Factory was originally authorized to issue 100,000 shares of preferred stock at $.01 par value, with such designations, preferences, limitations and relative rights as may be determined from time to time by the Board of Directors. In addition, IP Factory was originally authorized to issue 10,000,000 shares of common stock at $.001 par value. IP Factory issued 909,500 and 109,500 shares to Appletree Investments Company, Ltd. and PageOne Business Productions, LLC, respectively. No preferred shares were issued as of December 31, 2000.

Management filed a restated certificate of incorporation with the State of Delaware which increased the number of authorized common shares to 100,000,000, increased the number of preferred shares to 8,000,000 and decreased the par value of the preferred shares to $.001 per share.

The financial statements at December 31, 2000 and 1999 give effect to common and preferred stock amounts and par values enumerated in the restated certificate of incorporation.

IP Factory's Board of Directors authorized the conversion of a $30,970 non-interest bearing loan payable to PageOne Business
Productions, LLC, which arose from funds advanced to IP Factory, into additional paid-in capital.

------------------------------------
NOTE 10.  GOING CONCERN (IP FACTORY)
------------------------------------

As reflected in the accompanying financial statements, IP Factory has had accumulated losses of $31,969 since inception and has not generated any revenues since it has not yet implemented its business plan. The ability of IP Factory to continue as a going concern is dependent on IP Factory's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if IP Factory is unable to continue as a going concern.

IP Factory intends to implement its business plan and is seeking funding through the private placement of its equity or debt securities or may seek a combination with another company already engaged in its proposed business. Management believes that actions presently being taken provide the opportunity for IP Factory to continue as a going concern.


----------------------------------------
NOTE 11.  PRO FORMA FINANCIAL STATEMENT
----------------------------------------

This is a "PRO FORMA FINANCIAL STATEMENT." It is the combination of the annual numbers for HITTHEBEACH.COM, INC. and IP FACTORY, INC. for the year ended December 31,2000. If these companies would have merged prior to December 31, 1999, this would have been their financial statement after conducting one year of business as parent and subsidiary. This is designed to help the future investor evaluate the potential of the newly formed company.

EXHIBIT 10.1   CORPORATE COMBINATION AGREEMENT


     This Corporate Combination Agreement (the "Agreement") effective May 21, 2001, is by and between IP Factory, Inc., a Delaware corporation ("IP Factory"), having its principal offices at 29160 Heathercliff Road, Suite 102, Malibu, California 90265; hitthebeach.com, inc. (the "Hitthebeach"), and the majority shareholders of HitTheBeach.com, Inc., a Delaware corporation having its offices at 7 Wakeman Road, Westport, Connecticut 06880 ("Majority Holders"), who are included on the list attached as Exhibit A to this Agreement.

RECITALS:

     A. IP Factory desires to acquire all of the issued and outstanding capital interests or shareholdings of Hitthebeach and all of the shareholders of Hitthebeach desire to exchange all of their shares of Hitthebeach for shares of IP Factory authorized but unissued common stock as hereinafter provided.

     B. It is the intention of the parties hereto that: (I) IP Factory shall acquire all of the issued and outstanding shares of Hitthebeach in exchange solely for the number of shares of IP Factory's authorized but unissued shares of common stock, par value $.001 ("Common Stock"), set forth below (the "Exchange"); and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where all of the share holders of Hitthebeach (the "Shareholders") reside, with Hitthebeach becoming a wholly-owned subsidiary of IP Factory.

     C. The board of directors of IP Factory deems it to be in the best interest of IP Factory and its shareholders to acquire all of the issued and outstanding interests of Hitthebeach.

     D. The directors and Majority Shareholders of Hitthebeach deem it to be in the best interest of the Hitthebeach shareholders to exchange all of the capital interests of Hitthebeach for shares of IP Factory, as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:



SECTION 1.  EXCHANGE OF SHARES

     1.1 Exchange of Shares. IP Factory and the Shareholders hereby agree that the share holders shall, on the Closing Date (as hereinafter defined), exchange all of the issued and outstanding shares of Hitthebeach (at a ratio of 3.5 to 1) for 20,066,109 shares of IP Factory (the "IP Factory Shares") The IP Factory Shares will be restricted against resale pursuant to the provisions of Federal and state securities laws. The Hitthebeach shares to be tendered (5,733,174 shares) will represent all of the issued and outstanding capital interests of Hitthebeach. The Hitthebeach Shares owned by each share holder and the number of IP Factory Shares which each will receive in the Exchange are set forth in Exhibit A hereto. This agreement will go forward so long as at least 5,586,618 Hitthebeach shares are tendered for exchange. Any remaining shareholders who choose not to exchange their shares will remain as minority shareholders in the subsidiary.

     1.2 Delivery of Shares. On the Closing Date, the Shareholders wishing to exchange Hitthebeach Shares for IP Factory Shares (the "Exchanging Share holders") will deliver to IP Factory the certificates representing the Hitthebeach Shares, duly endorsed (or with executed stock powers) so as to make IP Factory the sole owner thereof. Upon delivery of the Hitthebeach Shares, IP Factory will deliver certificates representing the IP Factory Shares to the exchanging Shareholders, making the exchanging shareholders the majority shareholders of IP Factory.

     1.3 Restricted Securities. The IP Factory Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the IP Factory Shares will have a legend thereon in substantially the following form:

The Shares represented by the certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the resale of the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF Hitthebeach AND THE
Majority Shareholder(s)

      The Majority Shareholders of Hitthebeach (Alan Gaines and
Ronald Dubin) hereby represent and warrant as follows:

     2.1 Organization and Good Standing. Hitthebeach is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Hitthebeach has the corporate power and authority to carry on its business as presently conducted. Hitthebeach is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

     2.2 Corporate Authority. Hitthebeach has the power to operate as a corporation and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by each of the exchanging shareholders, and the consummation of the transaction contemplated hereby, are not in violation of any corporate restrictions governing shareholder transactions. The execution and performance of this Agreement, ultimately effecting a change in control of the company, will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Hitthebeach is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Hitthebeach or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or the Bylaws of Hitthebeach.

     2.3 Ownership of Shares. The Share holders described on Exhibit A are the owners of record and beneficially of all of the issued and outstanding shares of Hitthebeach. Except as set forth on Schedule 2.3, each shareholder represents and warrants that he, she or it owns such shares free and clear of all rights, claims, liens and encumbrances, and the shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

     2.4 Receipt of Corporate Information; Independent Investigation; Access. All requested publicly-available documents, records and books pertaining to IP Factory and the IP Factory Shares will be delivered to each Majority Shareholder or that shareholder's advisors, and any of the other shareholders as requested. All of the Shareholders' questions and requests for information will be answered to the Shareholders' satisfaction. Each Majority Shareholder acknowledges that they, in making the decision to exchange the Hitthebeach Shares for IP Factory Shares, will rely upon independent investigations made by them or their representatives, if any, and they will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive information from, IP Factory or any person acting on its behalf concerning the terms and conditions of this Agreement. Each Hitthebeach shareholder and its advisors, if any, will have been furnished with access to all publicly available materials relating to the business, finances and operation of IP Factory and materials relating to the offer and sale of the IP Factory Shares which have been requested. Each shareholder and its advisors, if any, will have received complete and satisfactory answers to any such inquiries.

     2.5 Risks. Each shareholder executing this agreement acknowledges and understands that the exchange for the IP Factory Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (I) the Shareholder may not be able to liquidate the investment in the event of an emergency;
(ii) transferability is extremely limited; and (iii) in the event of a disposition, the Shareholder could sustain a complete loss of its entire investment. The Shareholder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in IP Factory; has evaluated such merits and risks, including risks particular to the Shareholder's situation; and the Shareholder has determined that this investment is suitable for the Shareholder. The Shareholder has adequate financial resources and can bear a complete loss of the Shareholder's investment.

     2.6 Investment Intent. Each Majority Shareholder hereby represents that the IP Factory Shares are being acquired for the Shareholder's own account with no intention of distributing such securities to others. The Shareholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Shares for the Shareholder. The Shareholder is presently not engaged, nor does the Shareholder plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares or any interest therein.

     2.7 Compliance with Federal and State Securities Laws. The Shareholder understands that the IP Factory Shares have not been registered under the Securities Act. The Shareholder understands that the IP Factory Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Shareholder understands that its right to transfer the IP Factory Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Shareholder realizes that it may not be able to sell or dispose of the IP Factory Shares as there may be no public or other market for them. The Shareholder understands that certificates evidencing the Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS

     2.8 Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Hitthebeach and the Majority Shareholders for the consummation of the transactions described herein, other than as set forth on Schedule 2.3.

     2.9 No General Solicitation. No Shareholder is purchasing (or exchanging for) the IP Factory Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of IP Factory.

     2.10 Financial Statements, Books and Records.  Attached as
Exhibit 2.10 are the unaudited financial statements (balance sheet, income statement, notes) of Hitthebeach as of December 31, 1999 and December 31, 2000 (the "Financial Statements"). The books of account and other financial records of Hitthebeach are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices. The Directors and Majority Shareholders acknowledge that a minimum of two (2) years of audited financial information will be required to be filed with the Securities and Exchange commission within 60 days of the Closing date of this Agreement.

     2.11 No Material Adverse Changes. Since December 31, 2000 there has not been:

     (I) any material adverse change in the financial position of Hitthebeach except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Hitthebeach;

     (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition
(financial or otherwise) of Hitthebeach whether or not covered by insurance;

     (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Hitthebeach capital interests;

     (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Hitthebeach of any properties or assets; or

     (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

     2.12 Taxes. Hitthebeach has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date, and there are no deficiency notices outstanding. No extensions of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed or, to the knowledge of the Major Shareholders after reasonable inquiry, threatened against Hitthebeach. The tax returns of Hitthebeach have never been audited.

     2.13 Compliance with Laws. Hitthebeach has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Hitthebeach.

     2.14 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

     (i) violate any provision of the Articles of Incorporation or the Bylaws of Hitthebeach;

     (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which Hitthebeach is a party or by or to which it or any of its assets or properties may be bound or subject;

     (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Hitthebeach or upon the properties or business of Hitthebeach; or

     (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of Hitthebeach.

     2.15 Actions and Proceedings. Hitthebeach is not a party to any material pending litigation or, to the knowledge of the Shareholders, after reasonable inquiry, any governmental investigation or proceeding not reflected in the Hitthebeach Financial Statements and, to their best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against Hitthebeach except as set forth on
Schedule 2.15 attached hereto and made a part hereof.

     2.16 Agreements. Schedule 2.16 sets forth any material contract or arrangement to which Hitthebeach is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

     2.17 Brokers or Finders. No broker's or finder's fee will be payable by Hitthebeach in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Hitthebeach or any of its Shareholders.

     2.18 Real Estate. Except as set forth on Schedule 2.18, Hitthebeach owns no real property nor is a party to any leasehold agreement. All uses of the real property by Hitthebeach or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

     2.19 OSHA and Environmental Compliance. To the knowledge of the Majority Shareholders, Hitthebeach has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to Hitthebeach or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

     Hitthebeach has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of releases, spills, discharges, leaks or disposal (collectively, referred to as "Releases") of hazardous substances at, upon, under or within the real property owned by Hitthebeach. There are no underground storage tanks or polycholorinated biphenyls on the real property. To the best of the Majority Shareholders' knowledge, after reasonable inquiry, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. To the best of the Majority Shareholders' knowledge, after reasonable inquiry, no hazardous substances are present on the real property or any premises leased by Hitthebeach excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of Hitthebeach.

     2.20 Tangible Assets. To the knowledge of the Majority Shareholders, Hitthebeach has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by Hitthebeach, any related capitalized items or other tangible property material to the business of Hitthebeach (the "Tangible Assets"). Other than as set forth in Schedule 2.20, Hitthebeach holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of Hitthebeach and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.20 hereto. Hitthebeach has clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and Marks are included as Tangible Assets.

     2.21 Liabilities. Hitthebeach did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statements (annual and interim), except for a specific Liabilities set forth on Schedule 2.21 attached hereto and made a part hereof. As of the date of Closing, Hitthebeach will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.21. To the best knowledge of the Shareholders, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

     2.22 Access to Records. The corporate financial records, minute books and other documents and records of Hitthebeach have been made available to IP Factory prior to the Closing hereof.

     2.23 Operations of Hitthebeach. From the date of the Financial Statements through the date of Closing, Hitthebeach has not and will not, outside of the ordinary course of business, have:

     (i)  incurred any indebtedness or borrowed money;

     (ii) declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

     (iii) made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

     (iv) disposed of any assets of Hitthebeach;

     (v) materially increased the annual level of compensation of any executive employee of Hitthebeach;

     (vi) increased, terminated, amended or otherwise modified any plan for the benefit of employees of Hitthebeach;

     (vii) issued any equity securities or rights to acquire such equity securities; or

     (viii) entered into or modified any contract, agreement or transaction.

     2.24 Capitalization. The authorized capital of Hitthebeach consists of 12,000,000 shares of stock, 10,000,000 common and 2,000,000 preferred, each having a par value of $0.01, of which 5,733,174 shares of common, and no shares of preferred, are issued and outstanding. Hitthebeach is current with respect to all dividend obligations. Hitthebeach has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Hitthebeach except as set forth on Schedule 2.24 attached hereto and made a part hereof. Hitthebeach has no subsidiaries.

     2.25 Full Disclosure. No representation or warranty by Hitthebeach or the Majority Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Hitthebeach pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Hitthebeach, and/or the status of the Hitthebeach Shares.


SECTION 3.  INVESTMENT REPRESENTATIONS AND WARRANTIES OF IP
Factory

     IP Factory hereby represents and warrants as follows:

     3.1 Organization and Good Standing. IP Factory is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

     3.2 Corporate Authority. IP Factory has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of IP Factory and a majority of the Shareholders as required by Delaware law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which IP Factory is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to IP Factory or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of IP Factory.

     3.3  The IP Factory Shares.  At the Closing, the IP Factory
Shares to be issued and delivered to the Shareholders hereunder will when so issued and delivered, constitute valid and legally issued shares of IP Factory Common Stock, fully paid and nonassessable.

     3.4  Financial Statement: Books and Records.  Attached as
Exhibit 3.4 are the audited financial statements (balance sheet, income statement and Notes) of IP Factory for the fiscal year ended December 31, 1999 and unaudited financial statements for the quarter ended at June 30, 2000 (collectively the "Financial Statements"), all of which are on file with the U.S. Securities and Exchange Commission's EDGAR system. The audited statements for the year ending December 31, 2000 have been prepared and will be filed with the EDGAR system as a condition of closing. The Financial Statements fairly represent the financial position of IP Factory as at such date and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of IP Factory are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

     3.5  No Material Adverse Changes.

     Except as described on Schedule 3.5, since December 31,
2000, there has not been:

     (I) any material adverse changes in the financial position of IP Factory except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of IP Factory.

     (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition
(financial or otherwise) of IP Factory whether or not covered by insurance;

     (iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of IP Factory capital stock, other than as agreed upon among the parties;

     (iv) any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by IP Factory of any properties or assets; or

     (v) adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

     (vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

     (vii) any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

     (viii) any material increase in the annual level of compensation of any executive employee of IP Factory;

     (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction;

     (x) issued any equity securities or rights to acquire equity securities, other than as set forth in Schedule 3.5.

     3.6 Taxes. IP Factory, formed on October 27, 1998, has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed after 1998. IP Factory's accountants are in the process of filing IP Factory's tax returns for the year ended 2000. Any liabilities for taxes, in the aggregate, will not exceed $1,000.

     3.7 Compliance with Laws. Except as described on Schedule 3.7, IP Factory has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of IP Factory.

     3.8 Actions and Proceedings. IP Factory is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against IP Factory.

     3.9 Periodic Reports. IP Factory is a Section 12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board. These reports are current, except for the September 30, 2000 10-QSB filing, as of the date of execution of this Agreement.

     3.10 Capitalization. As of the Closing Date, there are approximately 250 shareholders of record that are the owners of 4,076,000 shares (following 4-for-1 split) of IP Factory Common Stock, none of which owns in excess of 5% of the issued and outstanding shares, except as may be set forth on Schedule 3.10 attached, a shareholder list. IP Factory has 100,000,000 shares of common stock, par value $0.001 per share authorized, of which 4,076,000 are issued, and 8,000,000 shares of preferred stock, par value $0.001 per share authorized, none of which have been issued or will be issued prior to Closing. There are no outstanding warrants, stock options, stock rights or other commitments of any character relating to the issued or unissued shares of Common Stock of IP Factory.

     3.11 Access to Records. The corporate financial records, minute books, and other documents and records of IP Factory have been made available to Hitthebeach prior to the Closing hereof.

     3.12 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

     (i) violate any provision of the Articles of Incorporation or By-Laws of IP Factory;

     (ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which IP Factory is a party or by or to which it or any of its assets or properties may be bound or subject;

     (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, IP Factory or upon the securities, properties or business to IP Factory; or

     (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of IP Factory.

     3.13 Brokers or Finders. No broker's or finder's fee will be payable by IP Factory in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of IP Factory.

     3.14 Corporate Authority. IP Factory has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and a majority of the Shareholders of IP Factory. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which IP Factory is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to IP Factory or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of IP Factory.

     3.15 Full Disclosure. No representation or warranty by IP Factory in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by IP Factory pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of IP Factory.

     3.16 No Claims Outstanding. IP Factory represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, one officer and two directors, serving without pay, and therefore there can be no OSHA or other personnel claims outstanding or potentially assertable against the company. Furthermore, there have been no material changes in the company's position, and the company has conducted no other business, since January 1, 2000, other than as set forth on Schedule 3.16, indicating a description of activities since inception of the corporation.

     3.17 Securities Issuances. IP Factory represents that all of the existing and outstanding shares were lawfully issued and are dutifully accounted for in the financial statements and with the company's transfer agent.

     3.18 Receipt of Corporate Information; Independent Investigation; Access. All requested publicly-available documents, records and books pertaining to Hitthebeach have been received by the board of directors of IP Factory and all of the Directors' questions and requests for information will be answered to the Directors' satisfaction. The board of directors acknowledges that they, in making the decision to enter into this agreement, will rely upon independent investigations made by them or their representatives, if any, and they will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive information from, Hitthebeach or any person acting on its behalf concerning the terms and conditions of this Agreement.

     3.19 No General Solicitation. The directors are not purchasing (or exchanging for) the Hitthebeach Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of Hitthebeach.

     3.20 Investment Intent. IP Factory represents that the shares are being acquired for the company's account, as a subsidiary, with no intention of distributing such securities to others, and it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the shares. IP Factory is presently not engaged, nor does it plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the shares or any interest therein.

     3.21 Compliance with Federal and State Securities Laws. IP Factory understands that the Hitthebeach Shares have not been registered under the Securities Act; the Hitthebeach Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available; and that its right to transfer the Hitthebeach Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Shareholder realizes that it may not be able to sell or dispose of the Hitthebeach Shares as there may be no public or other market for them.


SECTION 4.  CONDITIONS PRECEDENT

     4.1 Conditions Precedent to the Obligation of Hitthebeach Shareholders. All obligations of the shareholders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

     (a) The representations and warranties by or on behalf of IP Factory contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

     (b) IP Factory shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

     (c) On or before the Closing, the Board of Directors and a majority of the shareholders of IP Factory shall have approved, in accordance with Delaware law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable IP Factory to comply with the terms of the Agreement.

     (d)  IP Factory shall have sufficient shares of IP Factory
Common Stock authorized but unissued to complete the Exchange.

     (e) All instruments and documents delivered to Hitthebeach and the Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for Hitthebeach.

     4.2 Conditions Precedent to the Obligations of IP Factory and IP Factory Shareholders. All obligations of IP Factory under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

               (a)  The representations and warranties by
Hitthebeach through its Majority Shareholders, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

               (b) Hitthebeach and its Shareholders shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;


SECTION 5.  COVENANTS

     5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

     5.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

     5.3 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, IP Factory, Hitthebeach and the Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

     (i) at the time of the disclosure was public knowledge;

     (ii) after the time of disclosure becomes public knowledge
(except due to the action of the receiving party); or

     (iii) the receiving party had within its possession at the time of disclosure; or

     (iv) is ordered disclosed by a Court of proper jurisdiction.

SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.


SECTION 7.  INDEMNIFICATION

     For a period of one (1) year from the Closing, the Majority Shareholders of Hitthebeach agree to indemnify and hold harmless IP Factory, its officers, directors and principal shareholders, and IP Factory agrees to indemnify and hold harmless the Hitthebeach Shareholders, at all times up to one (1) year after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement. This provision shall not be construed to be a waiver of any lawful indemnification provision contained in the charter or By-Laws, as permitted by Federal or State law.

     If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby.
Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

     Cap and Basket. No party will be liable for indemnity or otherwise until such time as the aggregate claims against such party reach $10,000 and the maximum aggregate liability of any party for indemnification, breach, etc. will not exceed
$1,000,000.

SECTION 8.  DOCUMENTS AT CLOSING AND THE CLOSING

     8.1 Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

     (a) Hitthebeach will deliver, or will cause to be delivered, to IP Factory the following:

     (i) a certificate executed by the President and Secretary of Hitthebeach to the effect that all representations and warranties made by Hitthebeach under this Agreement are true and correct as of the Closing, the same as though originally given to IP Factory on said date;

     (ii) a certificate from the State of Delaware dated at or about the Closing to the effect that Hitthebeach is in good standing under the laws of said State;

     (iii) Hitthebeach and its Shareholders shall deliver an opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of Delaware law, to IP Factory to the effect that:

                  (a)    Hitthebeach is a corporation validly
existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

                  (b)    Hitthebeach has the corporate power to
carry on its business as now being conducted; and

                  (c) This Agreement has been duly authorized, executed and delivered by the Majority Shareholders of Hitthebeach.

     (v) Certificates representing those shares of Hitthebeach to be exchanged for IP Factory Shares will be delivered, along with duly executed powers transferring such certificates to IP
Factory.

     (vi) all other items, the delivery of which is a condition precedent to the obligations of IP Factory, as set forth in
Section 4.

     (b) IP Factory will deliver or cause to be delivered to Hitthebeach and the Hitthebeach Shareholders:

     (i) a certificate from IP Factory executed by the President or Secretary of IP Factory, to the effect that all representations and warranties of IP Factory made under this Agreement are true and correct as of the Closing, the same as though originally given to Hitthebeach on said date;

     (ii) certified copies of resolutions by IP Factory Board of Directors authorizing this transaction; and an opinion of IP
Factory counsel as described in Section 4 above;

     (iii) certificates from the Delaware Secretary of State dated at or about the Closing Date that IP Factory is in good standing under the laws of said State;

     (iv) an opinion of counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Delaware law, dated as of the Closing to the effect that:

(1) IP Factory is a corporation validly existing and in good standing under the laws of the State of Delaware;

(2) This Agreement has been duly authorized executed and delivered by IP Factory and is a valid and binding obligation of IP Factory enforceable in accordance with its terms;

(3) IP Factory, through its Board of Directors and its shareholders, has taken all corporate action necessary for performance under this Agreement;

(4) The documents executed and delivered to Hitthebeach and the Hitthebeach Shareholders hereunder are valid and binding in accordance with their terms;

(5)  The shares of IP Factory Shares to be issued pursuant to
Section 1.1 hereof, when issued, will be duly and validly issued, fully paid and non-assessable; and

(6) IP Factory has the corporate power to execute the Agreement, deliver the Shares and perform under this Agreement.

     (vi) resignation of all officers and all but one of the directors;

     (vii) consent of George Todt, sole remaining director, designating Ronald Dubin, Alan Gaines and John Loeffler to fill the vacancies created by the resignation of the former directors of IP Factory, and simultaneous resignation of Todt as a director.

     (viii) all other items, the delivery of which is a condition precedent to the obligations of Hitthebeach, as set forth in
Section 4 hereof.

     8.2 The Closing. The Closing shall take place at the time or place as may be agreed upon by the parties hereto. At the Closing, the parties shall provide each other with such documents as may be necessary.


SECTION 9.  MISCELLANEOUS

     9.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

     9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

     9.3 Assignment. This Agreement is not assignable except by operation of law.

     9.4 Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

              To: IP Factory:

               George A. Todt, President
               29160 Heathercliff Road, Suite 102
               Malibu, California 90265
               Fax:  (310) 457-8168

          with copy to:

               Dieterich & Associates
               11300 West Olympic Boulevard, Suite 800
               Los Angeles, California 90064
               Fax:  (310) 312-6680

          To:  Hitthebeach:

               Alan Gaines
               7 Wakeman Road
               Westport, Connecticut 06880
               Fax: (203) 662-9845

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

     9.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Delaware, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

     9.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

     9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and the IP Factory Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

     9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

     9.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     9.12 Tax Treatment.   IP Factory, Hitthebeach and the
Majority Shareholder acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

     9.13 Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                              IP Factory, Inc.
                              a Delaware corporation


                              By:_____________________________
                                   George A. Todt,
                                   President

***You may not need this entity to sign:


                              Hitthebeach Corporation
                              a Delaware corporation


                              By: __________________________
                                   Alan Gaines,
                                   President








SHAREHOLDER SIGNATURES ON NEXT PAGE
"Hitthebeach Shareholders:"


___________________________________
Alan Gaines (3,500,000 shares)


EXHIBIT "A"

LIST OF Hitthebeach SHAREHOLDERS


Name of Shareholder                Number of Shares

Alan Gaines                        3,764,275

Ronald Dubin                         502,925

Richard Karp                         562,500

John Loeffler                        281,250

Jill De Chello                        56,250

John Kovalic                          56,250

Steven Green                          28,125

Adam Lazar                            11,250

Tara Lazar                            11,250

Ernest Bogen                          11,250

Gregory Silvershine                   13,875

Bruce S. Coleman                      37,500

Howard I. Rhine                       37,500

Kenneth S. Goodwin                    37,500

One Ten Post Road Partners, LLC       27,750

Camelot Trust                         41,250

Neil and Ellen Ingber                 27,750

Stewart M. and Ronni L. Cohen         27,750

Steven and Ruth Granat                27,750

Fern Crusco                           27,750

Barry Goldin                          13,875


Larry Burstein                        13,875

Unity Venture Capital Associates      13,875

Leslie Weinstein                      13,875

Jay Laroche                           56,250

Michael Ibsen                         27,174

All Shareholders                   5,733,174



EXHIBITS

A.   List of Hitthebeach Shareholders (See table above)

SCHEDULES

     Hitthebeach Schedules

2.3  Exceptions to free and clear ownership of Shares:  NONE

2.9  Hitthebeach Consents.

2.10 Hitthebeach Financial Statements:  Audited through December
31, 1999 and unaudited through September 30, 2000; Note due
Gaines still showing

2.15 Claims, Litigation, Government actions pending: See List attached: NONE

2.16 Hitthebeach Significant contracts:  NONE

2.18 Hitthebeach List of Real Estate Owned (NONE) and List of
Leases

2.20 Hitthebeach List of exceptions to the Tangible Assets on balance sheets:

2.22 Hitthebeach List of undisclosed Liabilities:      NONE

2.24 Hitthebeach Warrants, Options and preferred interests currently in existence: NONE



     IP Factory Schedules

 3.4 IP Factory Financial Statements

 3.5 List of material adverse changes

3.10 List of shareholders from Transfer Agent

3.16 Activities of IP Factory in previous 3 years


     A:\merger agreement IP Factory with Shareholder List.wpd